                                                                    EXHIBIT 8.1


                               LATHAM & WATKINS
                        633 W. Fifth Street, Suite 4000
                         Los Angeles, California 90071

                                August 16, 1996

Hilton Hotels Corporation
9336 Civic Center Drive
Beverly Hills, California 90210

                     Re: Hilton Hotels Corporation, a Delaware corporation Registration Statement on Form S-4

Ladies and Gentlemen:

  In connection with the registration by Hilton Hotels Corporation, a Delaware corporation (the "Company"), of shares of common stock of the Company, par value $2.50 per share (the "Shares") and shares of Preferred Redeemable Increased Dividend Equity Securities, 8% PRIDES, Convertible Preferred Stock (the "PRIDES"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on August 19, 1996 and, as such filing may be hereafter amended (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of each of the Shares and the PRIDES, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

  This opinion is based on various assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). Also, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement. Furthermore, we have assumed that the Merger will be consummated pursuant to the terms of the Merger Agreement (as such terms are defined in the Registration Statement), including the exhibits thereto.

  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

  Based upon the facts set forth in the Registration Statement and the Officer's Certificate, it is our opinion that the information set forth under the captions "The Merger--Certain Federal Income Tax Consequences--Tax Consequences of Merger," "Description of the Hilton PRIDES--Certain Income Tax Considerations" and "Description of the Hilton PRIDES--Certain Federal Income Tax Considerations for Non-U.S. Holders" in the Joint Proxy Statement/Prospectus included within the Registration Statement, to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, is correct in all material respects.

  No opinion is expressed as to any matter not discussed therein.

  This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein.

  This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Counsel."

                                          Very truly yours,


                                          /s/ Latham & Watkins
                                          -------------------------------------
                                          LATHAM & WATKINS